Exhibit 99.1

May 4, 2021

For immediate release

California Water Service Group Creates Texas Water Service Subsidiary; Seeks to Capitalize on Growth Opportunities in Texas

Texas Water Service Enters into Strategic Partnership with BVRT Utility Holding Company

SAN JOSE, Calif.—California Water Service Group announced today that its new Texas-based subsidiary, TWSC, Inc. (Texas Water Service) now owns the majority of BVRT Utility Holding Company (BVRT), a Texas-based utility development company owning and operating four wastewater utilities serving growing communities outside of Austin and San Antonio. Austin and San Antonio are among the five fastest growing cities in the United States, and communities surrounding them are also experiencing high growth.

“We are pleased to be moving into a fifth state, the great state of Texas, into a dynamic area with considerable opportunities for growth,” said California Water Service Group President and Chief Executive Officer, Martin A. Kropelnicki.

Texas Water Service initially invested funds to enable BVRT to continue to build wastewater infrastructure. Today it converted its investment to equity, with the intention of continuing to invest in BVRT’s existing infrastructure and new developments, and has the right to eventually acquire all of BVRT’s growing portfolio of wastewater systems.

BVRT’s four wastewater utilities currently serve or are under contract to serve over 2,500 connections, with a potential total build-out of more than 61,000 connections. Texas Water Service, through its partnership with BVRT, is actively and aggressively pursuing additional opportunities to build and enhance wastewater infrastructure.

“BVRT is an excellent partner with key strategic relationships in this growing part of Texas. Texas Water Service looks forward to working with them to provide more and more people with the reliable wastewater service that is vital to every community’s success,” Kropelnicki said.

About California Water Service Group

California Water Service Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and now Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2 million people in California, Hawaii, New Mexico, Texas, and Washington. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to complete the acquisition and ability to operate the wastewater systems in an accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the recent outbreak of coronavirus (or COVID-19), governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Media Contact

Tom Smegal (analysts)

tsmegal@calwater.com

408-367-8200

Yvonne Kingman (media)

ykingman@calwater.com

310-257-1434